UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported): September 17, 2008
PHOENIX TECHNOLOGIES LTD.
(Exact name of registrant as specified in charter)

Delaware	0-17111	04-2685985

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(408) 570-1000

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 3.1
SECTION 5 — Corporate Governance and Management

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Director
On September 17, 2008, Mr. John Mutch informed the management and Board of Directors (the “Board”) of Phoenix Technologies Ltd. (the “Company”) that he was resigning from the Board, effective immediately. Mr. Mutch did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Appointment of New Director
On September 19, 2008, the Board appointed Mr. Mitchell Tuchman as a director of the Company to fill a vacancy on the Board. Mr. Tuchman will also serve on the Audit and Compensation Committees of the Board.
Mr. Tuchman brings more than 26 years of experience in venture capital, public finance, strategy and technology in Silicon Valley. From 2001 until 2007, Mr. Tuchman consulted with Crestview Capital and Apex Capital on their technology micro-cap and special situations portfolios, and continues to co-manage a venture capital fund with Apex. From 1997 to 2001, Mr. Tuchman invested in and advised venture funds that were primarily focused on the Internet. Mr. Tuchman began his career at Atari, Inc. and served as an operating executive for several Silicon Valley companies while leading them through strategic transformations. He currently serves on the boards of Workstream Inc. (Nasdaq:WSTM), where he chairs the compensation committee and is a member of the audit committee, and Kowabunga! (AMEX: THK), where he is chairman of the board. Mr. Tuchman also served on the board of Kintera (Nasdaq: KNTA) and chaired the strategic development committee until it was sold to Blackbaud (BLKB) in May 2008. Mr. Tuchman holds a B.S. in Business Administration from Boston University and an MBA from Harvard Business School.
In connection with his appointment to the Board, Mr. Tuchman received an initial option grant for 40,000 shares of Company common stock, and he will be entitled to receive subsequent annual grants of 15,000 shares. All director options grants vest as follows: 25% of the shares underlying an option vest upon the date of grant, and 1/36th of the balance of the shares vest monthly thereafter.
Mr. Tuchman will also be entitled to receive an annual Board member retainer in the amount of $30,000, an annual Audit Committee member retainer in the amount of $15,000 and an annual Compensation Committee member retainer in the amount of $7,500. All such retainers are paid quarterly in arrears.
The Company and Mr. Tuchman entered into the Company’s standard form of indemnification agreement for officers and directors. Under this indemnity agreement, to the extent not otherwise covered by the Company’s directors and officers insurance policy, the Company agrees to indemnify each of its officers and directors that are parties to this agreement to the fullest extent permitted under applicable law for any expenses and costs incurred by such officer or director in the event that such officer or director is party to (or threatened to be a party to) a legal proceeding by reason of the fact that such officer or director is or was an agent of the Company, or by reason of anything done or not done by such director or officer in any such capacity.

The description in this Item 5.02 of the terms of the form of indemnification agreement is qualified in its entirety by reference to the full text of the form of indemnification agreement previously filed with the Securities and Exchange Commission as Exhibit 10.5 to the Form 8-K on September 11, 2006 and incorporated herein by reference.

ITEM 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Board has amended the bylaws of the Company (the “Bylaws”), effective September 17, 2008, as described below.
1.	Elimination of References to the Company’s Initial Public Offering
Article I, Section 10 of the Bylaws has been amended as follows in order to simplify and clarify the provision by eliminating the reference to the period prior to the Company’s initial public offering:
“No action required to be taken, or that may be taken, at any annual or special meeting of stockholders may be taken without a meeting.”
Article I, Section 10 of the Bylaws previously provided that stockholders would be able to take action by written consent prior to the Company’s initial public offering, as follows:
“Until the consummation of the first public offering of stock of the corporation pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the date of signature of each stockholder who signs the consent, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, to its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded within sixty days of the earliest dated consent so delivered. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.”
The first sentence of Article I, Section 11 of the Bylaws has been modified in order to eliminate the reference to the Company’s initial public offering, as follows:
“Except as otherwise provided by law, at any annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting.”

The first sentence of Article I, Section 11 of the Bylaws previously referenced the Company’s initial public offering, as follows:
“After the consummation of the first public offering of stock of the corporation pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, except as otherwise provided by law, at any annual or special meeting of stockholders only such business shall be conducted as shall have been properly brought before the meeting.”
2.	Electronic Notification
Article II, Section 6 of the Bylaws has been amended as follows to specifically allow special meetings of the Board to be called via electronic transmission, and to state the applicable notice periods for such meetings in hours rather than days:
“Special meetings of the board may be called by the chief executive officer, secretary, or on the written request of two or more directors, or by one director in the event that there is only one director in office. Forty-eight (48) hours’ notice to each director, either personally or by electronic transmission, telegram, cable, telecopy, commercial delivery service, telex or similar means sent to his business or home address, or seventy-two (72) hours’ notice by written notice deposited in the mail, shall be given to each director by the secretary or another officer of the corporation, or one of the directors calling the meeting. A notice or waiver of notice of a meeting of the board of directors need not specify the purposes of the meeting.”
Article II, Section 6 of the Bylaws previously read as follows and did not specifically provide for calling of special Board meetings via electronic transmission, and stated the applicable notice periods in days rather than hours:
“Special meetings of the board may be called by the chief executive officer, secretary, or on the written request of two or more directors, or by one director in the event that there is only one director in office. Two days’ notice to each director, either personally or by telegram, cable, telecopy, commercial delivery service, telex or similar means sent to his business or home address, or three days’ notice by written notice deposited in the mail, shall be given to each director by the secretary or by the officer or one of the directors calling the meeting. A notice or waiver of notice of a meeting of the board of directors need not specify the purposes of the meeting.”
3.	Role of the President
The first two sentences of Article III, Section 4 of the Bylaws have been amended as follows to eliminate the statement that the president of the Company shall be the chief operating officer, since another officer of the Company currently serves in that position:
“The president shall be the chief executive officer of the corporation, unless the board of directors otherwise provides.”

The first two sentences of Article III, Section 4 of the Bylaws previously read as follows:
“The president shall be the chief operating officer of the corporation. He shall also be the chief executive officer unless the board of directors otherwise provides.”
The descriptions in this Item 5.03 of the amendments to the Bylaws are qualified in their entirety by reference to the full text of the Amended and Restated Bylaws of the Company attached as Exhibit 3.1 to this Report.

ITEM 9.01	Financial Statements and Exhibits
(d) Exhibits.

3.1	Amended and Restated Bylaws of Phoenix Technologies Ltd. (amended through September 17, 2008)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2008	Phoenix Technologies Ltd.
/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary